Exhibit 10(c)




            LEASE FOR BRANCH OFFICE LOCATED AT 3750 LANCASTER AVENUE


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                  AGREEMENT RELATING TO ASSIGNMENT, ASSUMPTION
                             AND AMENDMENT OF LEASE

     THIS AGREEMENT RELATING TO ASSIGNMENT, ASSUMPTION AN AMENDMENT of LEASE (this "Agreement") is made and entered into as of the 22nd day of July, 1996, by and among MIDLANTIC BANK, N.A., a national banking association, successor by merger to Continental Bank and Trust Company ("Assignor"); UNITED BANK OF PHILADELPHIA ("Assignee"); and MAURICE HERTZFELD AND IRWIN HOROWITZ (collectively, the "Landlord").

I.  BACKGROUND.

     A. Reference is hereby made to that certain Agreement of Lease dated March 21, 1968, between Landlord and Assignor, for the "premises" described therein and located at 3750 Lancaster Avenue, Philadelphia, Pennsylvania (the "Premises").

     B. Assignor desires to assign the Lease and all of its rights and obligations thereunder to Assignee, and Assignee desires to receive the assignment of the Lease from Assignor, and to assume all of the rights and obligations of Assignee under the Lease, all as more particularly set forth hereinbelow.

     C. Landlord desires to consent to the assignment of the Lease in accordance with the titans of this Agreement.

     D. In connection with the assignment of the Lease, Landlord and Assignee desire to amend the Lease in certain respects, as more particularly set forth herein.

II.  AGREEMENT.

     Now, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Assignor, Assignee and Landlord agree, effective as of July 22, 1996 (the "Effective Date"), as follows:



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     B.  Assumption.  In  consideration  of the foregoing  assignment,  Assignee hereby covenants and agrees to perform all of the agreements, covenants and conditions in the Lease which are to be performed and observed on the part of Assignor as lessee thereunder, including, without limitation, the payment of all rent and other sums which become due on or after the Effective Date according to the terms of the Lease.

     C. Landlord's Consent. Landlord hereby consents to the foregoing assignment of the Lease and agrees to accept Assignee as the lessee under the Lease as amended hereby.

     D. Assignor's Continuing Obligations. Notwithstanding the assignment of the Lease, Assignor shall remain secondarily liable for the performance by Assignee of the obligations of the lessee under the Lease as amended hereby, provided, however, that Landlord shall first seek performance of such obligations from Assignee. Assignor's liability pursuant to the immediately preceding sentence shall be limited to the terms of the Lease as amended by this Agreement, and in no event shall Assignor's liability hereunder be increased as a result of modifications to the Lease entered into without Assignor's consent. Assignor shall be released from any and all obligations under the Lease on March 31, 1999 without the requirement for the execution of any additional instruments and notwithstanding any extension of the Lease.

     E. Notice of Default: Cure Rights. In the event Assignee defaults in the performance of its obligations under the Lease (including, without limitation, the payment of monthly base rent or other amounts due) during the period between the Effective Date and March 31, 1999, Landlord may not exercise any of its remedies under the Lease unless (i) Landlord notifies Assignor in accordance with the notice provisions set forth hereinbelow of such default and (ii) Assignor fails to cure such default within thirty (30) days after receiving such notice.

     F. Regarding Certain Repairs. Assignee acknowledges that Assignor has repaired the roof, replaced ceiling tiles and replaced fluorescent light bulbs in the building on the Premises. Assignor shall be responsible for said repairs, and for any damage resulting from the failure of said repairs, for a period of ninety (90) days from the date hereof, provided that Assignee notifies Assignor of any such failure or damage within said ninety (90) day period. After such ninety (90) day period, Assignor shall have no further responsibility for said repairs. Assignor agrees to cause the repair of the outside retaining wall on the Premises within a reasonable time after the date of this Agreement.

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G. Amendment to Lease. The Lease is hereby amended as follows:

     1. Paragraph 1 of the Lease is hereby amended by deleting the following sentence: "TOGETHER with the building and improvements to be constructed thereon.", and inserting in lieu thereof the following:

     "TOGETHER with the building constructed thereon containing approximately 3,000 square feet of space, and the other improvements constructed thereon."

     2. Paragraph 2 of the Lease is hereby deleted in its entirety.

     3. Paragraph 3 of the Lease is hereby deleted in its entirety.

     4. Notwithstanding anything contained in paragraph 4 of the Lease to the contrary, the term of the Lease shall expire on July 31, 2006.

     5. Notwithstanding anything containers in Paragraph 5 of the Lease to the contrary, minimum monthly rent for the Premises for the period commencing on the Effective Date through and including March 31, 1999 shall be $1,891.50 per month; and minimum monthly rent for the Premises for the period commencing April 1, 1999 through and including July 31, 2006, shall be as follows:

  Time Period          Minimum Monthly Rent
  -----------          --------------------

  4/01/99 - 3/31/00   $2,500.00
  4/01/00 - 3/31/01    2,625.00
  4/01/01 - 3/31/02    2,750.00
  4/01/02 - 3/31/03    2,875.00
  4/01/03 - 3/31/04    3,000.00
  4/01/04 - 3/31/05    3,000.00, increased by a factor that is the increase
                       (if any) in CPI from April of 1999 through March of 2004

  4/01/05 - 7/31/06   The minimum monthly rent in effect for the, period from
                      increased by a factor that is the increase (if any) in CPI from April of 2004 through March of 2005.




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For the purposes of this Paragraph 5, the Term "CPI" shall mean the Consumer
Price Index for All Urban Consumers (CPI-U), U.S. City Average, All Items (1982-1984 = 100), as compiled and published by the Bureau of Labor Statistics, United States Department of Labor. If this index shall cease to be published, then a successor index or the most nearly comparable index shall be used.


     6. Paragraph 21 of the Lease is hereby deleted in its entirety, and the following is inserted in lieu thereof:

     "21. Lessee's Option to Extend. If Lessee is not in default hereunder, Lessee will have the right to extend the Lease for one five (5) year term commencing on August 1, 2006, and terminating on July 31, 2011, by giving written notice, not later than April 30, 2006, of Lessee's intention to extend the term. Lessee will have no further option to extend the term of this Lease. Said extension term will be on all of the terms and conditions of this Lease, except for minimum monthly rent, which shall, for each month of each year of said extended term, equal the minimum monthly rent in effect during the period front April, 2005 to July 31, 2006 increased by a factor that is the increase in CPI from April of 2005 to July of 2006. For the purposes of this Paragraph 21, the term "CPI" shall mean the Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, All Items (1982 - 1984 = 100), as compiled and published by the Bureau of Labor Statistics, United States Department of Labor. If this index shall cease to be published, then a successor index or the most nearly comparable index shall be used."

     7. Paragraph 22 of the Lease is hereby deleted in its entirety, and the following is inserted in lieu thereof:

     "22. Notices. Whenever, by the terms of this Lease, any notice, consent, or other communication relating to this Lease shall or may be given, such notice shall be given in writing and shall be delivered (i) by registered or certified mail, return receipt requested, postage pre-paid, (ii) overnight express mail such as "Federal Express," postage pre-paid, or
     (iii) by hand delivery with receipt acknowledged, addressed as follows:




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                         If to Lessee:

                           United Bank of Philadelphia
                           714 Market Street
                           Philadelphia, Pennsylvania 19106
                           Attn: Emma Chappell, CEO


                         If to Lessor:

                           Maurice Hertzfeld
                           c/o Hertzfeld Associates, Inc.
                           730 East Railroad Avenue
                           Suite 200
                           Bryn Mawr, Pennsylvania 19010

     , or to such other address as such parties shall designate to the other parties in writing."

     Except as otherwise amended hereby, the Lease shall continue unmodified and in full force and effect.

     H. Notice of Assignment: Amendment to Memorandum of Lease. Assignor, Assignee and Landlord agree to execute and record an amendment to the Memorandum of Lease between Assignor and Landlord which is on record with the Recorder of Deeds Office of Philadelphia, which amendment shall reflect the assignment of the Lease to Assignee.

     I. Indemnification. Assignee shall indemnify Assignor and hold Assignor harmless from and against any loss, claim, judgment, action, penalty or liability, of any kind or nature, resulting from (i) Assignee's failure to comply with the terms and conditions of the Lease as amended hereby from and after the Effective Date, (ii) Assignee's failure to comply with applicable laws with respect to the Premises from and, after the Effective Date and (iii) Assignee's possession of the Premises from and after the Effective Date.

J.  Miscellaneous.

     1. Notices. Whenever, by the terms of this Agreement, any notice, consent, or other communication relating to this Agreement shall or may be given, such notice shall be given in writing and shall be delivered (i) by registered or certified mail, return receipt requested, postage pre-paid, (ii) overnight express mail such as "Federal Express", postage pre-paid, or (iii) by hand delivery with receipt acknowledged, addressed as follows:




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                        If to Assignor:

                           PNC Realty Holding Corp.
                           P1-POPP - 18-1
                           One PNC Plaza - 18th Floor
                           249 Fifth Avenue
                           Pittsburgh, PA 15222-2707
                           Attn: F.R. Walters


                        with a copy to:

                           Trammell Crow Company
                           111 South Wood Avenue
                           Suite 201
                           Iselin, NJ 08830


                        If to Assignee:

                           United Bank of Philadelphia
                           714 Market Street
                           Philadelphia, Pennsylvania 19106
                           Attn: Emma Chappell, CEO


                        If to Landlord:

                           Maurice Hertzfeld
                           c/o Hertzfeld Associates, Inc.
                           730 East Railroad Avenue
                           Suite 200
                           Bryn Mawr, Pennsylvania 19010

     , or to such other address as such parties shall designate to the other parties in writing.


     2. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to its choice of law principles.


     3. Brokers. Each party hereby represents and warrants to the others that it has not had any contact with any broker in connection with the transactions contemplated by this Agreement other than Trammell Crow N.E., Inc., and each party agrees to indemnify and hold the other parties harmless if such warranty and representation is untrue. Assignor


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shall be  responsible  for any  commission  due to Trammell  Crow N.E.,  Inc. in connection with this transaction.

     4. Counterrparts. This Agreement may be executed in counterparts and all counterparts together shall constitute a single agreement.

     5. Successors and Assigns. This Agreement shall inure to the benefit of, and bind, the successors and assigns of the parties hereto.


IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first set forth above.



ASSIGNOR:

Midlantic Bank, N.A.

By: _____________________________
    F. R. Walters, Vice President



ASSIGNEE:

United Bank of Philadelphia

By: __________________________________
    Emma Chappell, Chairperson and CEO



LANDLORD:



--------------------------
Maurice Hertzfeld



--------------------------
Irwin Horowitz




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